PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:



                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                            ----------------------------------------
                                                                                  2000                    1999
                                                                            --------------------   -----------------
      FFO.............................................................       $    63,819,000         $   56,848,000
      Interest expense................................................             1,246,000              2,658,000
      Minority interest in income - preferred units...................             8,998,000              1,236,000
      Preferred dividends.............................................             3,816,000              2,134,000
                                                                            --------------------   -----------------
      Adjusted FFO available to cover fixed charges...................       $    77,879,000         $   62,876,000
                                                                            ====================   =================

      Fixed charges (1)...............................................       $     2,242,000         $    3,242,000
      Preferred distributions.........................................            12,814,000              3,370,000
                                                                            --------------------   -----------------
      Combined fixed charges and preferred distributions..............       $    15,056,000         $    6,612,000
                                                                            ====================   =================

      Ratio of FFO to fixed charges...................................                 34.74                  19.39
                                                                            ====================   =================

      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................                  5.17                   9.51
                                                                            ====================   =================




                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                       ---------------- --------------- ---------------- --------------- ---------------
FFO................................     $ 76,353,000     $ 57,430,000    $ 17,597,000     $    303,000    $    720,000
Interest expense...................        3,153,000        2,361,000           1,000                -               -
Minority   interest   in   income   -
   preferred units.................        4,156,000                -               -                -               -
Preferred dividends................        3,406,000                -               -                -               -
                                       ---------------- --------------- ---------------- --------------- ---------------
Adjusted   FFO   available  to  cover
   fixed charges...................     $ 87,068,000     $ 59,791,000    $ 17,598,000     $    303,000   $     720,000
                                       ================ =============== ================ =============== ===============

Fixed charges (1)..................     $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions............        7,562,000                -               -                -               -
                                       ---------------- --------------- ---------------- --------------- ---------------
Combined  fixed charges and preferred
   distributions...................     $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                       ================ =============== ================ =============== ===============

Ratio of FFO to fixed charges......            21.02            22.74          17,598         N/A              N/A
                                       ================ =============== ================ =============== ===============
Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             7.44            22.74          17,598         N/A              N/A
                                       ================ =============== ================ =============== ===============


(1) Fixed charges include interest expense plus capitalized interest.


                                   Exhibit 12